Form N-SAR

Sub-Item 77C

Matters Submitted to a Vote of Security Holders

2-34393, 811-1879

Shareholder Meeting

Special meetings of certain shareholders of Henderson Global Funds were held on April 6, 2017, and adjourned and reconvened on May 17, 2017 and May 25, 2017 (together, the “meeting”). At the meeting, the following matters were voted on and approved by shareholders. Each vote and fractional vote reported represents one whole or fractional share, respectively, held on the record date for the meeting. The results of the meeting are noted below.

Proposals

1. To approve an Agreement and Plan of Reorganization, which provides for the transfer of all of the assets and all the liabilities of Henderson Emerging Markets Fund into Janus Henderson Emerging Markets Fund, a corresponding series of Janus Investment Fund, in exchange for shares of beneficial interest of Janus Henderson Emerging Markets Fund.

Fund	Record Date Votes ($)	Number of Votes ($)
		Affirmative	Against	Abstain	BNV	Total
Janus Henderson Emerging Markets Fund	8,552,937.074	4,276,737.576	22,555.067	12,873.000	0.000	4,312,165.643
		Percentage of Total Outstanding Votes (%)					Percentage Voted (%)
		Affirmative	Against	Abstain	BNV	Total	Affirmative	Against	Abstain	BNV	Total
		50.003	0.264	0.151	0.000	50.417	99.178	0.523	0.299	0.000	100.000

1. To approve an Agreement and Plan of Reorganization, which provides for the transfer of all of the assets and all the liabilities of Henderson European Focus Fund into Janus Henderson European Focus Fund, a corresponding series of Janus Investment Fund, in exchange for shares of beneficial interest of Janus Henderson European Focus Fund.

Fund	Record Date Votes ($)	Number of Votes ($)
		Affirmative	Against	Abstain	BNV	Total
Janus Henderson European Focus Fund	61,512,968.033	30,967,834.557	344,784.770	426,389.186	0.000	31,739,008.513
		Percentage of Total Outstanding Votes (%)					Percentage Voted (%)
		Affirmative	Against	Abstain	BNV	Total	Affirmative	Against	Abstain	BNV	Total
		50.344	0.561	0.693	0.000	51.597	97.570	1.086	1.343	0.000	100.000

1. To approve an Agreement and Plan of Reorganization, which provides for the transfer of all of the assets and all the liabilities of Henderson Global Equity Income Fund into Janus Henderson Global Equity Income Fund, a corresponding series of Janus Investment Fund, in exchange for shares of beneficial interest of Janus Henderson Global Equity Income Fund.

Fund	Record Date Votes ($)	Number of Votes ($)
		Affirmative	Against	Abstain		BNV	Total
Janus Henderson Global Equity Income Fund	564,503,787.406	278,133,505.566	4,023,116.733	6,156,433.188		0.000	288,313,055.487
		Percentage of Total Outstanding Votes (%)					Percentage Voted (%)
		Affirmative	Against	Abstain	BNV	Total	Affirmative	Against	Abstain	BNV	Total
		49.270	0.713	1.091	0.000	51.074	96.469	1.395	2.135	0.000	100.000

1. To approve an Agreement and Plan of Reorganization, which provides for the transfer of all of the assets and all the liabilities of Henderson International Opportunities Fund into Janus Henderson International Opportunities Fund, a corresponding series of Janus Investment Fund, in exchange for shares of beneficial interest of Janus Henderson International Opportunities Fund.

Fund	Record Date Votes ($)	Number of Votes ($)
		Affirmative	Against		Abstain	BNV	Total
Janus Henderson International Opportunities Fund	171,938,485.540	86,577,472.123	363,510.836		420,129.330	0.000	87,361,112.289
		Percentage of Total Outstanding Votes (%)					Percentage Voted (%)
		Affirmative	Against	Abstain	BNV	Total	Affirmative	Against	Abstain	BNV	Total
		50.354	0.211	0.244	0.000	50.810	99.103	0.416	0.481	0.000	100.000

1. To approve an Agreement and Plan of Reorganization, which provides for the transfer of all of the assets and all the liabilities of Henderson U.S. Growth Opportunities Fund into Janus Henderson U.S. Growth Opportunities Fund, a corresponding series of Janus Investment Fund, in exchange for shares of beneficial interest of Janus Henderson U.S. Growth Opportunities Fund.

Fund	Record Date Votes ($)	Number of Votes ($)

		Affirmative	Against		Abstain	BNV	Total
Janus Henderson U.S. Growth Opportunities Fund	766,107.500	422,087.180	68.726		0.000	0.000	422,155.906
		Percentage of Total Outstanding Votes (%)					Percentage Voted (%)
		Affirmative	Against	Abstain	BNV	Total	Affirmative	Against	Abstain	BNV	Total
		55.095	0.009	0.000	0.000	55.104	99.984	0.016	0.000	0.000	100.000